FILED PURSUANT TO RULE 424(B)(2)

REG. STATEMENT 333-209161

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)

Common Stock, par value $0.01 per share	$200,000,000	$20,140

(1) The registration fee has been transmitted to the SEC in connection with the offering of common stock pursuant to the registration statement No. 333-209161 by means of this prospectus supplement in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) under the Securities Act.

(2) The filing fee has been offset against the $120,000,000 aggregate initial offering price of securities that were previously registered pursuant to the Registrant’s prospectus supplement dated February 22, 2016 pursuant to the Registration Statement No. 333-209161 filed on January 29, 2016, and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $12,084 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the prior prospectus supplement and were not sold thereunder is offset against the registration fee of $20,140 due for this offering. The remaining balance of the registration fee, $8,056, has been paid in connection with this offering.

PROSPECTUS SUPPLEMENT (To Prospectus Dated January 29, 2016)

LTC PROPERTIES, INC.

$200,000,000

Common Stock

We have entered into separate equity distribution agreements (as amended from time to time, the “Equity Distribution Agreements”) with JMP Securities LLC, Canaccord Genuity Inc., Mizuho Securities USA Inc., Credit Agricole Securities (USA) Inc. and Cantor Fitzgerald & Co. (each, an “Agent”, and together, the “Agents”) relating to shares of our common stock, par value $0.01 per share, offered by this prospectus supplement and the accompanying prospectus dated January 29, 2016. In accordance with the terms of the Equity Distribution Agreements, we may offer and sell, from time to time, from and after the date of this prospectus supplement, shares of our common stock having an aggregate offering price of up to $200,000,000 through the Agents.

Sales of the shares of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange (“NYSE”) or sales made to or through a market maker other than on an exchange. We will pay each Agent an aggregate fee that will not exceed 2.00% of the gross sales price of all shares sold through such Agent under the applicable Equity Distribution Agreement. In connection with the sale of shares of common stock on our behalf, the Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts.

Under the terms of the Equity Distribution Agreements, we may also sell shares of our common stock to an Agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to any of the Agents as principal, we will enter into a separate terms agreement with the applicable Agent, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

The Agents are not required to sell any specific number or dollar amount of shares of our common stock but, subject to the terms and conditions of the applicable Equity Distribution Agreement, each Agent, if acting as Agent, will use commercially reasonable efforts consistent with its normal trading and sales practices to sell our shares of common stock, as instructed by us.  The offering of common stock pursuant to the Equity Distribution Agreements will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Equity Distribution Agreements and (ii) the termination of the Equity Distribution Agreements by either the Agents or us.

To assist us in qualifying as a real estate investment trust, our charter contains certain restrictions relating to the ownership and transfer of shares of our capital stock.  See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Our common stock is traded on the NYSE under the symbol “LTC”.  On July 29, 2016, the last reported sale price of our common stock on the NYSE was $53.53 per share.

Investing in our common stock involves risks. Before investing in our common stock, you should carefully read the discussion on page S-1 of this prospectus supplement under the heading “Risk Factors,” as well as the risk factors discussed under the heading “Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in the other documents we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and which we incorporate into this prospectus by reference.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

JMP Securities	Canaccord Genuity	Mizuho Securities	Credit Agricole CIB	Cantor Fitzgerald & Co.

Prospectus Supplement dated August 1, 2016

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in the previously filed documents incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus relating to this offering that we provide to you. We have not, and the Agents have not, authorized anyone to provide you with additional or different information and, if given, you should not rely on it. We are not, and the Agents are not, making an offer to sell these securities or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy; the status of capital markets (including prevailing interest rates) and our access to capital; the income and returns available from investments in health care related real estate; the ability of our borrowers and lessees to meet their obligations to us; our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry; regulation of the health care industry by federal, state and local governments; changes in Medicare and Medicaid reimbursement amounts, including due to federal and state budget constraints; compliance with and changes to regulations and payment policies within the health care industry; debt that we may incur and changes in financing terms; our ability to continue to qualify as a real estate investment trust; the relative illiquidity of our real estate investments; potential limitations on our remedies when mortgage loans default; and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in our publicly available filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K for the year ended December 31, 2015 and other reports we file under the Exchange Act. We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

S-ii

THE COMPANY

We are a self-administered real estate investment trust that invests primarily in senior housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including mezzanine lending. Our primary senior housing and health care property types include skilled nursing properties, assisted living properties, independent living properties and combinations thereof.  As of June 30, 2016, senior housing and health care properties comprised approximately 99% of our real estate investment portfolio. We have been operating since August 1992.

At June 30, 2016, our gross real estate investment portfolio (before accumulated depreciation and amortization) consisted of 85% or $1.3 billion invested primarily in owned senior housing and health care properties and mortgage loans of approximately 15% or $0.2 billion (prior to deducting a $2.3 million reserve). Our portfolio consists of investments in 98 skilled nursing centers, 109 assisted living communities, seven range of care communities, one behavioral health care hospital, one school, five parcels of land under development and four parcels of land held-for-use.  Subsequent to June 30, 2016, we sold the school for $3.9 million and recorded a loss of $0.2 million. These properties are located in 30 states.  Assisted living communities, independent living communities, memory care communities and combinations thereof are included in the assisted living property classification. Range of care communities consist of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services.

Our principal executive offices are located at 2829 Townsgate Road, Suite 350, Westlake Village, California 91361, and our telephone number is (805) 981-8655.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, and other reports we filed under the Exchange Act, which are incorporated by reference into this prospectus supplement, including factors identified under the headings “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and in the other documents incorporated by reference into this prospectus supplement before purchasing shares of our common stock. Each of the risks described in these sections and documents could significantly and adversely affect our business, prospects, financial condition, results of operations and cash flows, and could result in a complete loss of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common stock pursuant to the Equity Distribution Agreements to pay down amounts outstanding under our unsecured line of credit, to fund acquisitions and current development pipeline and for general corporate purposes. As of June 30, 2016, we had approximately $122 million outstanding under our $600  million unsecured line of credit. As of June 30, 2016, amounts outstanding under our unsecured line of credit bear interest at 150 basis points over LIBOR and mature in October 2018. Our investment strategy is to pursue from time to time opportunities for potential acquisitions and investments, with due diligence and negotiations often at different stages of development at any particular time.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should refer to “Taxation of Our Company” in our most recent Annual Report on Form 10-K that has been filed with the SEC, and incorporated herein by reference in its entirety, for a summary of the material federal income tax considerations to us of our REIT election.  Additionally, you should refer to “Certain U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders”, “—Taxation of Tax-Exempt Stockholders”, “—Taxation of Foreign Stockholders”, “—Other Tax Consequences” and “—New Legislation Potentially Affecting Taxation of Common Stock and Notes Held By or Through Foreign Entities” in the accompanying prospectus for a summary of the federal income tax considerations which are anticipated to be material to purchasers of our common stock.  Prospective investors are advised to consult their own tax advisors regarding the specific federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the common stock and of potential changes in applicable tax laws. The discussion in this prospectus supplement and the accompanying prospectus does not purport to deal with all aspects of taxation that may be relevant to particular purchasers in light of their personal investment or tax circumstances.

PLAN OF DISTRIBUTION

We entered into separate equity distribution agreements, dated as of August 1, 2016, with each of the Agents under which we may offer and sell, from time to time, from and after the date of this prospectus supplement shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $200,000,000 through either JMP Securities LLC, Canaccord Genuity Inc., Mizuho Securities USA Inc., Credit Agricole Securities (USA) Inc., and Cantor Fitzgerald & Co. (each Agent selected by us for sale, the “Designated Agent”).

The sales of the shares of common stock, if any, under this prospectus supplement, and the accompanying prospectus may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

Under the terms of the Equity Distribution Agreements, we also may sell shares to any of the Agents, as principal, for its own account at a price agreed upon at the time of sale. If we sell shares to an Agent, as principal, we will enter into a separate terms agreement with such Agent, and we will describe any such agreement in a separate prospectus supplement or pricing supplement.

We will designate the maximum amount of shares of common stock to be sold through the Designated Agent on a daily basis or otherwise as we and such Designated Agent agree and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the Equity Distribution Agreements, the Designated Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of our common stock, as instructed by us. Our shares of common stock sold pursuant to the Equity Distribution Agreements will be sold through only one of the Agents on any given day. We or any of the Agents, as applicable, may suspend the offering of our common stock pursuant to a particular Equity Distribution Agreement by notifying the other party thereto.

The Designated Agent will provide written confirmation to us following the close of trading on the NYSE each day in which shares of our common stock are sold under the Equity Distribution Agreement to which it is a party. Each confirmation will include the number of shares of common stock sold on that day, the sales price and the compensation payable by us to the Designated Agent in connection with the sales.

We will pay each Agent commissions for its services in acting as agent and/or principal in the sale of shares of common stock. The Designated Agent will be entitled to compensation that will not exceed, but may be lower than, 2.00% of the gross sales price of all shares of common stock sold through such Designated Agent under the applicable Equity Distribution Agreement. We estimate that the total expenses of the offering payable by us, excluding discounts and commissions under the Equity Distribution Agreements, will be approximately $180,000.

Settlement for sales of shares of our common stock will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of common stock sold through the Agents under the Equity Distribution Agreements, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales of shares of common stock.

In connection with the sale of the shares of common stock on our behalf, one, two or all of the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Equity Distribution Agreements will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Equity Distribution Agreements, or (ii) termination of the Equity Distribution Agreements upon occurrence of certain events.

The Agents and their affiliates may, from time to time, engage in transactions with, and perform services for, us in the ordinary course of business for which they will receive customary fees and expenses. Credit Agricole Corporate and Investment Bank, an affiliate of Credit Agricole Securities (USA) Inc., and Mizuho Bank, Ltd., an affiliate of Mizuho Securities USA Inc., are members of the banking syndicate for our unsecured line of credit and receive customary fees for their services.

LEGAL MATTERS

Certain legal matters relating to the common stock will be passed upon for us by Reed Smith LLP, New York, New York.  Reed Smith LLP will rely on the opinion of Ballard Spahr LLP as to certain matters of Maryland law.  Certain tax matters, including our qualification as a real estate investment trust, will be passed upon for us by Reed Smith LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement.  Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. We maintain a website at www.LTCreit.com. The information on our website is not, and you must not consider the information to be, a part of this prospectus supplement. Our securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10055.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, under the Securities Act with respect to the securities. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the securities, reference is made to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other documents may not contain all the information important to you, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties or covenants were accurate only as of the date when made and were qualified by certain schedules of exceptions that were not filed.  Accordingly, such representation, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the

SEC. The information incorporated by reference herein is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•                  our Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2016 and June 30, 2016;

•                  our Current Reports on Form 8-K filed on February 22, 2016, May 23, 2016, June 6, 2016, July 21, 2016 and August 1, 2016;

•                  our definitive proxy statement dated April 26, 2016 in connection with our Annual Meeting of Stockholders held on June 2, 2016 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015); and

•                  the description of our common stock in our registration statement on Form 8-A, including any amendments and reports filed for purposes updating such descriptions.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the end of any offering of securities made under this prospectus supplement will also be considered to be incorporated by reference.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to: Attn:  Chief Financial Officer, 2829 Townsgate Road, Suite 350, Westlake Village, CA 91361, telephone number: 805-981-8655.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Debt Securities

Depositary Shares

Units

We may from time to time in one or more offerings, offer and sell one or any combination of the securities we describe in this prospectus, either individually or as units comprised of one or more of the other securities. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities. We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering.

In addition, any selling security holders to be named in a prospectus supplement may offer and sell common stock from time to time in such amounts and with such discounts and commissions as are set forth in a prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of common stock by any selling security holders.

You should read this prospectus, the accompanying prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “LTC.” The last reported closing price of our common stock on January 28, 2016 on the New York Stock Exchange was $43.42. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2016.

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ABOUT THIS PROSPECTUS

When used in this prospectus, the terms “Company”, “we”, “us” and “our” refer to LTC Properties, Inc. and its subsidiaries as a combined entity, except where it is made clear that such terms mean only LTC Properties, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (or SEC), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. Each time we or any selling security holders sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement, or any related free writing prospectus we may authorize to be delivered to you, any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and a later dated prospectus supplement or related free writing prospectus, you should rely on the information in the most recent prospectus supplement or related free writing prospectus.

Neither we nor any selling security holders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, an accompanying prospectus supplement, and any related free writing prospectus. This prospectus, any accompanying prospectus, and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement, and any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any accompanying prospectus supplement, or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

OUR COMPANY

We are a self-administered real estate investment trust (or REIT) that invests primarily in senior housing and long-term health care properties through acquisitions, development, mortgage loans and other investments.  Our primary senior housing and long-term health care property types include skilled nursing properties, assisted living properties, independent living properties, memory care properties and combinations thereof.

Our company, LTC Properties, Inc., was incorporated on May 12, 1992 in the State of Maryland and commenced operations on August 25, 1992.  We were organized to qualify, and intend to continue to qualify, as a REIT.  So long as we qualify, with limited exceptions, we may deduct distributions, both preferred dividends and common dividends, to our stockholders from our taxable income.  We have made distributions, and intend to continue to make distributions to our stockholders, in order to eliminate any federal tax liability.

For additional information regarding our business, please see the information under the heading “Business” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus.

Our principal executive office is located at 2829 Townsgate Road, Suite 350, Westlake Village, CA 91361 and our telephone number is (805) 981-8655.

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as any amendments or additions thereto reflected in subsequent filings with the SEC. Each of these risk factors could materially and adversely affect our business, financial condition, results of operations, liquidity, ability to pay dividends or stock price.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement, any related free writing prospectus, and the information incorporated by reference in this prospectus and any prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (or Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (or Exchange Act), adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in this prospectus, any prospectus supplement, and in other information contained in our publicly available filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2014 and other reports we file under the Exchange Act. Although we believe that these forward looking statements are reasonable, there is no assurance that our expectations will be fulfilled. You are cautioned not to put undue reliance on these forward-looking statements. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated.  The ratio of earnings to fixed charges was computed by dividing earnings by our fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by our combined fixed charges and preferred stock dividends.  We currently do not have any preferred stock outstanding.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	5.91	5.43	5.97	8.25	16.04
Ratio of earnings to fixed charges and preferred dividends	4.83	4.29	4.51	4.52	2.86

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement or any related free writing prospectus, we intend to use the net proceeds from the sale of our securities for general business purposes, which may include, among other things, the repayment of indebtedness, the development and acquisition of additional properties and other acquisition transactions, the expansion and improvement of certain properties in our portfolio, and mortgage loan originations. We will not receive any proceeds from any sale of common stock by any selling security holders.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time in one or more offerings, offer and sell one or any combination of the securities we describe in this prospectus, either individually or as units comprised of one or more of the other securities.

The terms of any specific offering of securities, including the terms of any units offered, will be set forth in a prospectus supplement or a free writing prospectus relating to such offering.

Pursuant to our Articles of Restatement, as amended and supplemented to date, and referred to in this prospectus as our Charter, we are authorized to issue 60,000,000 shares of common stock and 15,000,000 shares of preferred stock, each share having a par value of $0.01. Of our preferred stock, as of January 22, 2016, we had designated 2,000,000 shares as 8.5% Series C Cumulative Convertible Preferred Stock. As of January 22, 2016, there were 37,540,131 shares of our common stock outstanding and no shares of our preferred stock outstanding.

Securities may be issued in certificated or uncertificated form, as disclosed in the applicable prospectus supplement.

DESCRIPTION OF OUR COMMON STOCK

General

The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement and free writing prospectus may relate, including a prospectus supplement or free writing prospectus providing that common stock will be issuable upon conversion of our debt securities or our preferred stock or upon the exercise of common stock warrants issued by us. The statements below describing our common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Charter and Bylaws.

Holders of our common stock will be entitled to receive dividends when, as and if authorized by our Board of Directors and declared by us, out of assets legally available therefore. Payment and declaration of dividends on the common stock and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay dividends on our preferred stock. Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock.

Our common stock will possess voting rights for the election of directors and in respect of other corporate matters, with each share entitling the holder thereof to one vote. Holders of common stock will not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the shares of our common stock voting for the election of directors will be able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors. Holders of shares of common stock will not have preemptive rights, which mean they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date. Our common stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or similar rights.

Under Maryland law and our Charter, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of our common stock may be made only if, after giving effect to the distribution, we are able to pay our indebtedness as it becomes due in the usual course of business and our total assets are greater than our total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of our common stock and we can pay our debts as they become due. We have complied with these requirements in all of our prior distributions to holders of our common stock.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which are outstanding or which we may designate and issue in the future. See “Description of Our Preferred Stock” below.

DESCRIPTION OF OUR PREFERRED STOCK

Under our Charter, our Board of Directors may from time to time establish and issue one or more classes or series of preferred stock and fix the designations, powers, preferences and rights of the shares of such classes or series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences.

The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement and any free writing prospectus may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Charter (including the applicable articles supplementary) and Bylaws.

General

Subject to limitations prescribed by Maryland law and our Charter, our Board of Directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof. Our preferred stock will, when issued, be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.  You should refer to the prospectus supplement and any free writing prospectus relating to the class or series of preferred stock offered thereby for specific terms, including:

•                                          the class or series, title and stated value of that preferred stock;

•                                          the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•                                          the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

•                                          whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

•                                          the procedures for any auction and remarketing, if any, for that preferred stock;

•                                          provisions for a sinking fund, if any, for that preferred stock;

•                                          provisions for redemption, if applicable, of that preferred stock;

•                                          any listing of that preferred stock on any securities exchange;

•                                          the terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•                                          any voting rights;

•                                          the relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;

•                                          any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

•                                          a discussion of certain federal income tax considerations applicable to that preferred stock;

•                                          any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT; and

•                                          any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:

•                                          senior to all classes or series of our common stock and excess stock and to all of our equity securities the terms of which provide that those equity securities are junior to the preferred stock;

•                                          on a parity with all of our equity securities other than those referred to in bullet-point immediately above and the bullet-point immediately below; and

•                                          junior to all of our equity securities the terms of which provide that those equity securities will rank senior to it.

For these purposes, the term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of our preferred stock of each class or series shall be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our Board of Directors.

Dividends on any class or series of our preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to authorize a dividend payable on a dividend payment date on any class or series of our preferred stock for which dividends are non-cumulative, then the holders of that class or series of our preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series are declared payable on any future dividend payment date.

Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, if any shares of our preferred stock of any class or series are outstanding, no full dividends shall be authorized or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, on a parity with or junior to the preferred stock of that class or series for any period unless:

•                                          if that class or series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series for all past dividend periods; or

•                                          if that class or series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series.

Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, when dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the preferred stock of that class or series, all dividends declared upon shares of preferred stock of that class or series and any other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that class or series and that other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of that class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend) and that other class or series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.

Except as provided in the immediately preceding paragraph or as otherwise provided in the applicable prospectus supplement or any related free writing prospectus, unless: (a) if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (b) if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set aside for payment for the then current dividend period, then no dividends (other than in our common stock or other stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up) shall be authorized or paid or set aside for payment or other distribution shall be authorized or made upon our common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of that class or series as to dividends or upon liquidation, nor shall any common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of that stock) by us (except by conversion into or exchange for other of our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).

Any dividend payment made on shares of a class or series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that class or series which remains payable.

Redemption

If the applicable prospectus supplement so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement or any related free writing prospectus.

The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing and except as otherwise specified in the applicable prospectus supplement or free writing prospectus, unless:

•                                          if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any class or series of preferred stock shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods; and

•                                          if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

no shares of any class or series of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that class or series.

If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of preferred stock of any class or series to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•                                          the redemption date;

•                                          the number of shares and class or series of the preferred stock to be redeemed;

•                                          the redemption price;

•                                          the place or places where certificates for that preferred stock are to be surrendered for payment of the redemption price;

•                                          that dividends on the shares to be redeemed will cease to accrue on that redemption date; and

•                                          the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the shares of preferred stock of any class or series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of our stock ranking junior to that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each class or series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that class or series of preferred stock does not have a cumulative dividend). Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of that class or series of preferred stock will have no right or claim to any of our remaining assets. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, then the holders of that class or series of preferred stock and all other classes or series of stock shall share ratably in that distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of shares of that class or series of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of stock ranking junior to that class or series of preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, neither our consolidation nor merger with or into any other corporation, trust or other entity nor the sale, lease, transfer or conveyance of all or substantially all of our property or business shall be deemed to constitute our liquidation, dissolution or winding up.

Voting Rights

Except as set forth below or as otherwise indicated in the applicable prospectus supplement or any related free writing prospectus, holders of preferred stock will not have any voting rights.

Whenever dividends on any shares of that class or series of preferred stock shall be in arrears for 18 months or six or more quarterly periods, the holders of those shares of that class or series of preferred stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to our Board of Directors (and our entire Board of Directors will be increased by two directors) at a special meeting called by one of our officers at the request of a holder of that class or series of preferred stock or, if that special meeting is not called by that officer within 30 days, at a special meeting called by a holder of that class or series of preferred stock designated by the holders of record of at least 10% of the shares of any of those classes or series of preferred stock (unless that request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until:

•                                          if that class or series of preferred stock has a cumulative dividend, then all dividends accumulated on those shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment, or

•                                          if that class or series of preferred stock does not have a cumulative dividend, then four consecutive quarterly periods of dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (that class or series voting separately as a class):

•                                          authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that class or series of preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up or reclassify any of our authorized stock into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase those shares; or

•                                          amend, alter or repeal the provisions of our Charter in respect of that class or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that class or series of preferred stock; provided, however, that with respect to the occurrence of a merger, consolidation or other event, whereby shares of any class or series of preferred stock (or any equivalent class or series of stock issued by the surviving corporation in any merger or consolidation to which our Company becomes a party), remain outstanding with the terms applicable to that class or series of preferred stock materially unchanged, the occurrence of any such merger, consolidation, or other event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the holders of such class or series of preferred stock, and provided, further that any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of that class or series, in each case ranking on a parity with or junior to the preferred stock of that class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect those rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that class or series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect that redemption.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock, debt securities or another series of preferred stock will be set forth in the applicable prospectus supplement or any free writing prospectus relating thereto. Such terms will include the number of shares of common stock or those other series of preferred stock or the principal amount of debt securities into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of that class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that class or series of preferred stock.

Listing

We may apply to list the securities which are offered and sold hereunder, as described in the prospectus supplement relating to such securities.

DESCRIPTION OF WARRANTS

Warrant To Purchase Common Stock Or Preferred Stock

The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. We urge you to read the detailed provisions of the stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

General

We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement or any related free writing prospectus. If we offer stock warrants, we will describe the terms of the stock warrants in a prospectus supplement or any related free writing prospectus, including, but not limited to:

•                                          the offering price, if any;

•                                          the number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•                                          if applicable, the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

•                                          the dates on which the right to exercise the stock warrants begins and expires;

•                                          U.S. federal income tax consequences;

•                                          call provisions, if any;

•                                          the currencies in which the offering price and exercise price are payable; and

•                                          if applicable, any antidilution provisions.

Exercise Of Stock Warrants

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. You must pay the exercise price by cash or check when you surrender your stock warrant certificate. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights As Stockholders

Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders.

Warrants To Purchase Debt Securities

The following summarizes the terms of the debt warrants we may offer. We urge you to read the detailed provisions of the debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

General

We may issue debt warrants in certificated or uncertificated form, independently or together with any securities offered by any prospectus supplement or any related free writing prospectus. If we offer debt warrants, we will describe the terms of the warrants in a prospectus supplement or any related free writing prospectus, including, but not limited to:

•                                          the offering price, if any;

•                                          the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

•                                          if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

•                                          if applicable, the date on and after which the debt warrants and any related securities will be separately transferable;

•                                          the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

•                                          the dates on which the right to exercise the debt warrants begins and expires;

•                                          U.S. federal income tax consequences;

•                                          whether the warrants represented by the debt warrant will be issued in registered or bearer form;

•                                          the currencies in which the offering price and exercise price are payable; and

•                                          if applicable, any antidilution provisions.

You may exchange debt warrant for new debt warrant of different denominations and may present debt warrant for registration of transfer at the corporate trust office of the debt warrant agent, which we will list in the prospectus supplement. You will not have any of the rights of holders of debt securities, except to the extent that the consent of warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security and the series of debt securities issuable upon exercise of the debt warrants. In addition, you will not receive payments of principal of and interest, if any, on the debt securities unless you exercise your debt warrant.

Exercise of Debt Warrants

You may exercise debt warrants by surrendering to the debt warrant agent the debt warrant, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver to you the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If you exercise fewer than all the debt warrants evidenced by any debt warrant certificate, the agent will deliver to you a new debt warrant representing the unexercised debt warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series. The debt securities may be issued under one or more indentures between us and a specified trustee. The forms of indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

The statements made in this prospectus relating to the indentures and the debt securities to be issued under the indentures are summaries of the material provisions of the indentures and the debt securities to be issued thereunder. The summaries are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement or any related free writing prospectus. You should read the applicable prospectus supplement and any related free writing prospectus for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement and any related free writing prospectus that contradicts any information below.

General

The debt securities sold under this prospectus will be our direct obligations, which may be senior or subordinated indebtedness. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt.

Within the total dollar amount available under the registration statement of which this prospectus forms a part, we may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

We may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•                                          the title and form of the debt securities;

•                                          any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•                                          the person to whom any interest on a debt security of the series will be paid;

•                                          the date or dates on which we must repay the principal;

•                                          the rate or rates at which the debt securities will bear interest;

•                                          the date or dates from which interest will accrue, and the dates on which we must pay interest;

•                                          the place or places where we must pay the principal and any premium or interest on the debt securities;

•                                          the terms and conditions on which we may redeem any debt security, if at all;

•                                          any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•                                          the denominations in which we may issue the debt securities;

•                                          the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•                                          the currency in which we will pay the principal of and any premium or interest on the debt securities;

•                                          the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•                                          the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•                                          if applicable, that the debt securities are defeasible and the terms of such defeasance;

•                                          if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities or property;

•                                          whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•                                          the subordination provisions that will apply to any subordinated debt securities;

•                                          any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•                                          any addition to or change in the covenants in the indentures; and

•                                          any other terms of the debt securities not inconsistent with the applicable indentures.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

Denominations, Exchange, Registration And Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000.

The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series, of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Payment And Paying Agent

Except as otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium on a debt security to the person in whose name the debt security is registered at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

•                                          to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

•                                          in any other lawful manner, all as the applicable indenture describes.

Merger, Consolidation Or Sale Of Assets

Under the terms of the indentures, we would be generally permitted to consolidate or merge with another company. We would be also permitted to sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to another company. Except as disclosed in the applicable prospectus supplement, however, we would not be able to take any of these actions unless the following conditions are met:

•                                          if we merge out of existence or sell our assets, the other company must be an entity organized under the laws of one of the states of the United States or the District of Columbia or under United States federal law and must agree to be legally responsible for our debt securities; and

•                                          immediately after the merger, sale of assets or other transaction, we may not be in default on the debt securities.

Events Of Default And Related Matters

Each of the following will constitute an event of default under each indenture:

•                                          We do not pay the principal or any premium on a debt security when due, for more than a specified number of days past the due date.

•                                          We do not pay interest on a debt security when due, for more than a specified number of days past the due date.

•                                          We do not deposit any sinking fund payment when due, for more than a specified number of days past the due date.

•                                          We fail to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or holders of a specified percentage in aggregate principal amount of the debt securities of that series.

•                                          We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•                                          Any other event of default described in the applicable prospectus supplement occurs.

If an event of default has occurred and has not been cured, the trustee or the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

The trustee will be required to give notice to the holders of debt securities to the extent provided by the Trust Indenture Act of 1939 after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

Except in cases of default, where the trustee has some special duties, the trustee would not be required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•                                          you must give the trustee written notice that an event of default has occurred and remains uncured;

•                                          the holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost, expenses, and liabilities of taking that action;

•                                          the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

•                                          no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

However, you would be entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

Every year we would furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

Modification And Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•                                          to fix any ambiguity, defect or inconsistency in the indenture; and

•                                          to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•                                          change the stated maturity of the principal or interest on a debt security;

•                                          reduce the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon redemption of any debt securities;

•                                          change the currency of payment on a debt security;

•                                          impair your right to sue for payment;

•                                          modify the subordination provisions, if any, in a manner that is adverse to you;

•                                          reduce the percentage of debt securities the holders of which are required to consent to any amendment;

•                                          modify any of the foregoing provisions.

The holders of a majority of the principal amount of outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Certain Covenants

The indentures contain certain covenants requiring us to take certain actions and prohibiting us from taking certain actions, including the following:

•                                          we must maintain a paying agent in each place of payment for the debt securities;

•                                          we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence; and

•                                          we will cause all properties used or useful in the conduct of our business to be maintained and kept in good condition.

Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Redemption

The indentures provide that the debt securities of any series that are redeemable may be redeemed at any time at our option, in whole or in part. Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Discharge, Defeasance And Covenant Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•                                          to maintain a registrar and paying agents and hold monies for payment in trust;

•                                          to register the transfer or exchange of the debt securities; and

•                                          to replace mutilated, destroyed, lost or stolen debt securities.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the debt securities may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•                                          no event of default shall have occurred or be continuing;

•                                          in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•                                          in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

•                                          we satisfy other customary conditions precedent described in the applicable indenture.

Conversion Of Securities

The terms and conditions, if any, upon which any debt securities are convertible into other securities including common stock or preferred stock will be set forth in the applicable prospectus supplement. Such terms will include:

•                                          whether such debt securities are convertible into other securities including common stock or preferred stock;

•                                          the conversion price (or manner of calculation thereof);

•                                          the conversion period;

•                                          provisions as to whether conversion will be at the option of the holders or us;

•                                          the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities; and

•                                          Any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement or any related free writing prospectus, subordinated debt securities will be subordinate and junior in right of payment to senior indebtedness.

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded.

By reason of such subordination, if we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Global Securities

The debt securities may be represented in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements:

Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depository, or to the depository or to a successor depository, or a nominee of such successor depository.

As long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the global security and the underlying debt securities. Except as set forth herein or otherwise provided in the prospectus supplement or any related free writing prospectus, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the global security or the underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation and a successor depositary is not appointed by us within 90 days, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities. The depository will determine how all securities issued in exchange for a global security will be registered.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt. We will issue depositary shares under a deposit agreement between a depositary, which we will appoint at our discretion, and us.

Deposit Agreement

We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

•                                          LTC Properties, Inc.;

•                                          a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and

•                                          the holders from time to time of depositary receipts issued under that depositary agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K.

Dividends and Other Distributions

The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Preferred Stock

If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred stock.

The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Withdrawal Of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, it will vote all shares of that series held by it proportionately with instructions received.

Conversion Of Preferred Stock

If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or our other securities, the following will apply. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or our other securities. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Amendment And Termination Of The Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The deposit agreement will automatically terminate if:

•                                          all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

•                                          a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges Of Preferred Stock Depositary; Taxes And Other Governmental Charges

We will pay the fees, charges and expenses of the preferred stock depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal Of Depositary

The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary. It will forward those reports and communications to the holders of depositary shares.

Limitation on Liability Of The Preferred Stock Depositary

The preferred stock depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

Form of Preferred Stock and Depositary Shares

We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form.

DESCRIPTION OF UNITS

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•                                          the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                                          any provisions of the governing unit agreement that differ from those described below; and

•                                          any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under the headings “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Depositary Shares” and will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance In Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability Of Rights By Holders Of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In addition to other qualifications, for us to qualify as a REIT, (a) not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of our taxable year, and (b) such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

To ensure that we continue to meet the requirements for qualification as a REIT, our Charter, subject to some exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, shares of any class or series of our capital stock in excess of 9.8% (ownership limit) of the number of then outstanding shares of any class or series of our capital stock. Under our Charter, our Board of Directors may waive the ownership limit with respect to a stockholder if evidence satisfactory to the Board of Directors and our tax counsel is presented that the changes in ownership will not then or in the future jeopardize our status as a REIT. Our Charter provides any transfer of capital stock or any security convertible into capital stock that would result in actual or constructive ownership of capital stock by a stockholder in excess of the ownership limit or that would result in our failure to meet the requirements for qualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in our Company being “closely held” within the meaning of section 856(h) of the Code, notwithstanding any provisions of our Charter to the contrary, will be null and void, and the intended transferee will acquire no rights to the capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT.

Any shares of our capital stock held by a stockholder in excess of the applicable ownership limit become “Excess Shares”. Under our Charter, upon shares of any class or series of capital stock becoming Excess Shares, such shares will be deemed automatically to have been converted into a class separate and distinct from their original class and from any other class of Excess Shares. Upon any outstanding Excess Shares ceasing to be Excess Shares, such shares will be automatically reconverted back into shares of their original class or series of capital stock.

Our Charter provides the holder of Excess Shares will not be entitled to vote the Excess Shares nor will such Excess Shares be considered issued and outstanding for purposes of any stockholder vote or the determination of a quorum for such vote. The Board of Directors, in its sole discretion, may choose to accumulate all distributions and dividends payable upon the Excess Shares of any particular holder in a non-interest bearing escrow account payable to the holder of the Excess Shares upon such Excess Shares ceasing to be Excess Shares.

In addition, we will have the right to redeem all or any portion of the Excess Shares from the holder at the redemption price, which will be the average market price (as determined in the manner set forth in our Charter) of the capital stock for the prior 30 days from the date we give notice of our intent to redeem such Excess Shares, or as determined by the Board of Directors in good faith. The redemption price will only be payable upon the liquidation of our Company and will not exceed the sum of the per share distributions designated as liquidating distributions declared subsequent to the redemption date with respect to unredeemed shares of record of the class from which such Excess Shares were converted. We will rescind the redemption of the Excess Shares in the event that within 30 days of the redemption date, due to a sale of shares by the holder, such holder would not be the holder of Excess Shares, unless such rescission would jeopardize our tax status as a REIT or would be unlawful in any regard.

Our Charter requires that each stockholder will upon demand disclose to us in writing any information with respect to the actual and constructive ownership of shares of our capital stock as our Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

The ownership limit provided for in our Charter may have the effect of precluding the acquisition of control of our Company unless the Board of Directors determines that maintenance of REIT status is no longer in our best interests.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of certain provisions of Maryland law and of our Charter and Bylaws is only a summary. For a complete description, we refer you to Maryland law, our Charter and our Bylaws. We have incorporated by reference our Charter and Bylaws as exhibits to the registration statement of which this prospectus is a part.

Board Of Directors—Number And Vacancies

Our Bylaws provide that the number of our directors shall be six unless a majority of the members of our Board of Directors establishes some other number not less than three and not more than nine. Our Board of Directors is currently comprised of five directors. Our Bylaws also provide, that notwithstanding the preceding sentence, upon the occurrence of a default in the payment of dividends on any class or series of our preferred stock, or any other event, which would entitle the holders of any class or series of our preferred stock to elect additional directors to our Board of Directors, the number of our directors will thereupon be increased by the number of additional directors to be elected by the holders of such class or series of our preferred stock (even if the resulting number of directors is more than nine), and such increase in the number of directors shall remain in effect for so long as the holders of such class or series of our preferred stock are entitled to elect such additional directors.

Our Bylaws provide that a vacancy on our Board of Directors which arises through the death, resignation or removal of a director or as a result of an increase by our Board of Directors in the number of directors may be filled by the vote of a majority of the remaining directors even if such majority is less than a quorum, and a director so elected by our Board of Directors to fill a vacancy shall serve until the next annual meeting of our stockholders and until his successor shall be duly elected and qualified. Our stockholders may elect a successor to fill a vacancy on our Board of Directors which results from the removal of a director.

Removal Of Directors

Under Maryland law, our stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of our directors except in certain circumstances specified in the statute which do not apply.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations generally include mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers, issuances or reclassifications of equity securities, or, the adoption of certain plans of liquidation or dissolution. An interested stockholder is defined as:

•                                          any person who beneficially owns directly or indirectly ten percent or more of the voting power of the corporation’s shares; or

•                                          an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. In approving such a transaction, however, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:

•                                          80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and

•                                          two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has not adopted resolutions exempting any transactions from the business combination statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•                                          one-tenth or more but less than one-third,

•                                          one-third or more but less than a majority, or

•                                          a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors, upon satisfaction of certain conditions, including the delivery of an acquiring person statement containing certain required information and the delivery of an undertaking to pay certain expenses, by written request made at the time of delivery of such acquiring person statement, to call a special meeting of stockholders to be held within 50 days after receiving both the request and undertaking to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our Charter or Bylaws of the corporation. Neither our Charter nor our Bylaws provide for any such exemptions.

Amendment To Our Charter

Subject to the provisions of any class or series of our capital stock at the time outstanding, any amendment to our Charter must be approved by our stockholders by the affirmative vote of not less than two thirds of all of the votes entitled to be cast on the matter.

Dissolution

The dissolution of our Company must be approved by our stockholders by the affirmative vote of not less than two thirds of all of the votes entitled to be cast on the matter.

Advance Notice Of Director Nominations And New Business

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (a) by, or at the direction of, a majority of the Board of Directors or a duly authorized committee thereof or (b) by any holder of record (both as of the time notice of such nomination or matter is given by the stockholder as set forth in our Bylaws and as of the record date for the annual meeting in question) of any shares of our capital stock entitled to vote at such annual meeting who complies with the advance notice procedures set forth in our Bylaws. Pursuant to our Bylaws, nominations of persons for election as directors and other stockholder proposals shall be made pursuant to timely notice in writing to the secretary of our Company. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of our Company not less than 60 days nor more than 150 days prior to the anniversary of the last annual meeting of stockholders. Any stockholder who seeks to make such a nomination or to bring any matter before an annual meeting, or his representative, must be present in person at the annual meeting.

Unsolicited Takeovers

Under certain provisions of Maryland law relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to any or all of certain statutory provisions, in whole or in part, relating to unsolicited takeovers which would:

•                                          automatically classify its board of directors into three classes with staggered terms of three years each;

•                                          vest in its board of directors the exclusive right to determine the number of directors;

•                                          vest in its board of directors the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum, and provide that any director so elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred;

•                                          impose a requirement that the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors is required to remove a director; and

•                                          impose a requirement that a stockholder requested special meeting need be called only if requested by stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

An election to be subject to any or all of the foregoing statutory provisions may be made in our Charter or Bylaws or by resolution of our board of directors. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our Charter or Bylaws provide to the contrary.

If we made an election to be subject to the statutory provisions described above which automatically classify our board of directors into three classes with staggered terms of three years each, the classification and staggered terms of office of our directors will make it more difficult for a third party to gain control of our board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board of directors.

We have not elected to become subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, we could, by resolutions adopted by our board of directors and without stockholder approval, elect to become subject to some or all of these statutory provisions.

Anti-Takeover Effect of Certain Provisions Of Maryland Law and of Our Charter And Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the unsolicited takeover provisions of Maryland law if we elect to be subject thereto, the advance notice provisions of our Bylaws and certain other provisions of Maryland law and our Charter and Bylaws could delay, defer or prevent a transaction or a change in control of our Company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

For a discussion of the taxation of our Company, see the information set forth under the heading “Taxation of Our Company” included in our most recent Annual Report on Form 10-K.  The applicable prospectus supplement delivered with this prospectus, or a document incorporated by reference, may provide additional information about federal income tax considerations, if any, related to the particular securities being offered.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC, which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Initial Offering And Sale Of Securities

We may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•                                          to or through underwriting syndicates represented by managing underwriters;

•                                          through one or more underwriters without a syndicate for them to offer and sell to the public;

•                                          through dealers or agents; and

•                                          to investors directly in negotiated sales or in competitively bid transactions.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•                                          the name or names of any selling security holders, underwriters, dealers or agents;

•                                          the purchase price of the offered securities and the proceeds to us from such sale;

•                                          any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•                                          any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•                                          any securities exchange on which such offered securities may be listed.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•                                          at fixed prices, which may be changed;

•                                          at market prices prevailing at the time of the sale;

•                                          at varying prices determined at the time of sale; or

•                                          at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•                                          whether that offering is being made by us, or certain holders of our securities;

•                                          whether that offering is being made to underwriters or through agents or directly;

•                                          the rules and procedures for any auction or bidding process, if used;

•                                          the securities’ purchase price or initial public offering price; and

•                                          the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us or any selling security holders and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them. If so indicated in the applicable prospectus supplement, we, or any selling security holders, may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Selling security holders that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because any selling security holders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•                                          the name of any participating broker, dealer, agent or underwriter;

•                                          the number and type of securities involved;

•                                          the price at which such securities were sold;

•                                          any securities exchanges on which such securities may be listed;

•                                          the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•                                          other facts material to the transaction.

Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

Our common stock is listed on the New York Stock Exchange under the symbol “LTC.” Except as otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

In order to facilitate the offering of certain securities under this prospectus, an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities offered and certain Maryland law matters in connection with this offering will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Certain tax matters will be passed upon for us by Reed Smith LLP, Pittsburgh, Pennsylvania. Certain legal matters will be passed upon for us by Reed Smith LLP, New York, New York. Reed Smith LLP will rely on the opinion of Ballard Spahr LLP as to matters of Maryland law. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of LTC Properties, Inc. appearing in LTC Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including schedules appearing therein), and the effectiveness of LTC Properties, Inc.’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and to the effectiveness of internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The combined statement of revenues of an acquired portfolio of 10 seniors housing properties for the year ended December 31, 2014 appearing in LTC Properties, Inc.’s Current Report on Form 8-K/A filed on September 22, 2015 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can review our SEC filings by accessing the SEC’s website at http://www.sec.gov. You also inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Our website is www.ltcreit.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered part of this prospectus and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference.

We incorporate by reference the documents listed below that we have filed with the SEC:

•                                          Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on February 26, 2015.

•                                          Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015 filed April 30, 2015, the quarter ended June 30, 2015 filed on August 5, 2015, and the quarter ended on September 30, 2015 filed on November 2, 2015.

•                                          Our Current Reports on Form 8-K filed on February 12, 2015, June 5, 2015, August 5, 2015, August 20, 2015 (as amended September 22, 2015), September 3, 2015, November 2, 2015, and November 20, 2015.

•                                          The description of our common stock contained in our registration statement on Form 8-A, including any amendment or report for the purpose of updating such description.

In addition, all documents we file (other than documents or portions of documents that under applicable SEC rules are furnished instead of filed) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all documents incorporated by reference into this prospectus. You may direct such requests to:

LTC Properties, Inc.

2829 Townsgate Road, Suite 350

Westlake Village, CA 91361

Attn: Investor Relations

(805) 981-8655

LTC PROPERTIES, INC.

PROSPECTUS

August 1, 2016

JMP Securities

Canaccord Genuity

Mizuho Securities

Credit Agricole CIB

Cantor Fitzgerald & Co.